Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-178930, 333-192216, 333-192218, 333-180547, 333-202837,  and 333-205122  on Form S-3 and Registration Statement Nos. 333-187342, 333-159088, 333-168671, 333-172848, 333-178931, 333-150606, 333-143320, 333-138969, 333-19545, and 333-202838 on Form S-8, of our report dated March 13, 2014, relating to the 2013 consolidated financial statements of Hansen Medical, Inc. and its subsidiaries appearing in this Annual Report on Form 10-K of Hansen Medical, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
San Francisco, California
April 22, 2016